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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          The Goldman Sachs Group, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                                        13-4019460
(State of incorporation or                 (I.R.S. Employer Identification No.)
      organization)

                    85 Broad Street, New York, New York 10004
               (Address of Principal Executive Offices) (Zip Code)


If this form relates to the registration    If this form relates to the to of a
registration of a class of securities       class of securities Section 12(g) of
pursuant pursuant to Section 12(b) of       the Exchange Act is effective
the Exchange Act and is effective           pursuant to General Instruction
pursuant to General and Instruction         A.(d), check the following
A.(c), check the following box.[X]          box.[ ]

Securities Act registration statement file number to which this
form relates:                                                      333-75321
                                                                ---------------
                                                                (If applicable)



        Securities to be registered pursuant to Section 12(b)of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
 Callable Index-Linked Note due 2003        Chicago Board Options Exchange
(Linked to the GSTI(TM)Internet Index)


        Securities to be registered pursuant to Section 12(g)of the Act:
                                      None




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Item 1.  Description of Registrant's Securities to be Registered.

         The material set forth in (i) the section captioned "Description of Notes We May Offer" in the registrant's registration statement on Form S-1 (No. 333-75321) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 47, dated November 16, 1999 to the registrant's Prospectus, dated May 18, 1999, are each incorporated herein by reference.

Item 2.  Exhibits.

         1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

         2. Form of The Goldman Sachs Group, Inc.'s Index-Linked Note due 2003 (Linked to the GSTI(TM) Internet Index).






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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: November 19, 1999                 THE GOLDMAN SACHS GROUP, INC.


                                       By:  /s/Dan H.Jester
                                            -----------------------------------
                                            Name:  Dan H. Jester
                                            Title: Vice President and Treasurer





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       Exhibit No.               EXHIBIT INDEX
       -----------               -------------



         1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

         2. Form of The Goldman Sachs Group, Inc.'s Index-Linked Note due 2003 (Linked to the GSTI(TM) Internet Index).